UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

FORTIFIED HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51936	98-0420577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Richards Ave. Norwalk, New Canaan, Connecticut	06854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 594-1686

125 Elm Street, New Canaan, Connecticut	06840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

(a)           On February 20, 2009, Fortified Holdings Corp. (the “Company”) completed its sale of all of the issued and outstanding stock of our operating subsidiary, Fortified Data Communications, Inc. (“Fortified Data”) to Fortified Acquisition Corp (“FAC”), pursuant to a Stock Purchase Agreement dated as of December 10, 2008 by and among the Company, on one hand, and, FAC, Thomas Keenan Ventures, LLC, a Delaware limited liability company (“TKV”), and Brendan T. Reilly, an individual and our former Chairman (“BTR”) (the “Stock Purchase Agreement”).

(b)           Fortified Data operated and owns substantially all of the properties, rights, interests and other tangible and intangible assets that relate in any material respect to operating our business as a provider of a variety of deployable products used for field-based Emergency Management and Critical Incident Response by law enforcement, first responders, the military, the private security industry, humanitarian relief organizations and others who respond to “critical incidents”. Within this market, Fortified Data has focused to date especially (but not exclusively) on so-called Command, Control, Communications and Compute, Intelligence, Surveillance and Reconnaissance (“C4ISR”) products.

Fortified Data currently produces and sells a line of man-portable Command, Control, Communications and Compute (C4) solutions for field-based incident management and emergency operations support under the NOMADTM brand.  Originally developed by our predecessor Z5Technologies LLC, our NOMADTM products are a line of Incident Command units and related deployable communications and tactical power solutions, which are used by the military, first responders, relief workers and high risk industries. Fortified Data has also developed, and are currently preparing to market, a suite of software applications for the Geospatial Information Services market.

(c)           Until November 14, 2008, Brendan T. Reilly served as our Chairman and Chief Executive Officer.  Mr. Reilly is also in control of TKV, which we owed $2,200,000 pursuant to a promissory note that was assumed by FAC as part of the Sale.  In addition, James Elliott the sole owner of FAC, as of December 10, 2008, owned 3,000,000 shares of our common stock, all which were voted in favor of the Sale.

(d)           As consideration for the Sale we received $105,000 in cash, a promissory note for $95,000, in addition to the assumption of the $2,200,000 note by FAC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2009	FORTIFIED HOLDINGS CORP.

	By:	/s/ Steven Cooper
Name: Steven Cooper
Title: Interim CEO